Exhibit 10.12

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to the Employment Agreement (the “First Amendment”) is dated July 2, 2020 by and between Steve Mills (“Employee”) and Rackspace US, Inc. (the “Company”).
WHEREAS, the Company and Employee are parties to that certain Employment Agreement commencing June 1, 2020 (the “Agreement”); and
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreement contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 3(b) is amended to read in its entirety as follows:
3(b) Variable Comp for H1 2020 and Annual Corporate Bonus. From January 1, 2020 through June 30, 2020, Employee will have the opportunity to earn $250,000 in annual on-target variable compensation based on sales related objectives to be determined in the reasonable discretion of the Company, and subject to the terms of your applicable commissions plan. Effective July 1, 2020 Employee is eligible for an annualized on-target bonus of 70% of annual salary subject to the Rackspace Corporate Cash Bonus Plan and as approved by the board of directors or compensation committee.
All other terms and conditions of the Agreement not expressly amended herein remain in full force and effect.

EMPLOYEE:

/s/ Steve Mills		Date:	10 July 2020
Steve Mills

COMPANY:

/s/ Kelly Butler		Date:	10 July 2020
Rackspace US, Inc.
By:	Kelly Butler
Title:	VP, Racker Rewards & HR Operations - US